EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2016 relating to the balance sheets of International Land Alliance, Inc. as of December 31, 2014 and 2015 and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 2015.

/s/ K. Bryce Toussaint

Dallas, Texas February 3, 2017